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                                                                    EXHIBIT 3(b)

                            SALICK HEALTH CARE, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SALICK HEALTH CARE, INC.

    Salick Health Care, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

    The amendments set forth in the following resolutions approved by the Corporation's Board of Directors and stockholders were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

    RESOLVED, that the first sentence of Section C(ii) of Article FOURTH of the Corporation's certificate of incorporation be amended to read as follows:

    "Notwithstanding the voting rights set forth in subsection (i) of this Section C of Article FOURTH of this Certificate of Incorporation, until the Termination Date, the holders of the Common Stock, voting separately as a class, shall be entitled to elect six (6) Directors to the Board and the holders of the Special Common Stock, voting separately as a class, shall be entitled to elect six (6) Directors to the Board."

    RESOLVED, FURTHER, that the second sentence of Section A of Article FIFTH of the Corporation's certificate of incorporation be amended to read as follows:

      "Subject to Article FOURTH hereof, the authorized number of Directors of the Corporation shall be twelve (12)."

    IN WITNESS WHEREOF, Salick Health Care, Inc. has caused this Certificate to be signed by its duly authorized officer this 18th day of January, 1996.

                              SALICK HEALTH CARE, INC.



                              By: /s/ Bernard Salick, M.D.
                                  ------------------------------
                                  Bernard Salick, M.D., Chairman


                                 EXHIBIT 3(b)

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